Exhibit 99.2
GRUBB & ELLIS HEALTHCARE REIT, INC. (TO BE NAMED HEALTHCARE TRUST OF AMERICA, INC.) Organizational Chart Board of Directors1 Board Committees •Scott D. Peters •W. Bradley Blair II Investment Committee2 •Warren D. Fix Audit Committee3 •Larry L. Mathis Nominating and Corporate •Gary T. Wescombe Governance Committee4 •Maurice J. DeWald Compensation Committee5 Risk Management Committee6 Chairman/ General Counsel Chief Executive Executive Assistant Receptionist John Nicholson Officer/President Kimberly Howell Pamella Killian Cox Castle Nicholson Scott D. Peters Executive V.P. — Executive Chief Accounting SVP — Asset Manager SVP — Asset Manager Acquisitions Assistant Officer/Treasurer Christopher Balish Brendan Magee Mark Engstrom Mirjam Dolfi Kellie S. Pruitt Acquisition Manager Financial Analyst Controller Jeff Keen Open Kelly T. Hogan Corp Sr Property Corp Sr Accountant Accounting Lead Accountant Courtney E. Heather Bryant Gonzales Lanning Wojtowicz 1 All directors are independent. 2 Members: W. Bradley Blair, II (chairman), Warren D. Fix, Property Senior Property Senior Scott D. Peters and Gary T. Wescombe Accountant Accountant 3 Members: Maurice J. DeWald (chairman), Bradley Blair, II, Michelli Riddle Rebecca Tice Warren D. Fix Larry L. Mathis and Gary T. Wescombe 4 Members: Warren D. Fix (chairman), W. Bradley Blair, II and Larry L. Mathis Property Property Property Property 5 Members: Gary T. Wescombe (chairman), W. Bradley Blair, Accountant Accountant Accountant Accountant II and Warren D. Fix Jayme Banda Glen Sanders S. Gregory Eric Roja 6 Members:Larry Mathis (chairman), W. Bradley Blair, II and Maurice J. DeWald